Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

20/20 Biolabs, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.01 par value, issued to selling stockholders	(1)	457(a)	4,967,249	$11.42	$56,725,983.58	0.0001381	$7,833.86
Fees to be Paid	Equity	Common Stock, $0.01 par value, issuable to selling stockholders upon conversion of Series A Preferred Stock	(2)	457(a)	846,368	11.42	9,665,522.56	0.0001381	1,334.81
Fees to be Paid	Equity	Common Stock, $0.01 par value, issuable to selling stockholders upon conversion of Series A-1 Preferred Stock	(3)	457(a)	651,465	11.42	7,439,730.30	0.0001381	1,027.43
Fees to be Paid	Equity	Common Stock, $0.01 par value, issuable to selling stockholders upon conversion of Series A-2 Preferred Stock	(4)	457(a)	442,402	11.42	5,052,230.84	0.0001381	697.71
Fees to be Paid	Equity	Common Stock, $0.01 par value, issuable to selling stockholders upon conversion of Series B Preferred Stock	(5)	457(a)	1,471,487	11.42	16,804,381.54	0.0001381	2,320.69
Fees to be Paid	Equity	Common Stock, $0.01 par value, issuable to selling stockholders upon conversion of Series C Preferred Stock	(6)	457(a)	1,204,040	11.42	13,750,136.80	0.0001381	1,898.89
Fees to be Paid	Equity	Common Stock, $0.01 par value, issuable to selling stockholders upon conversion of Series D Preferred Stock	(7)	457(a)	101,565	11.42	1,159,872.30	0.0001381	160.18
Fees to be Paid	Equity	Common Stock, $0.01 par value, issuable to selling stockholders upon conversion of secured convertible promissory note	(8)	457(a)	47,500	11.42	542,450.00	0.0001381	74.91
Fees to be Paid	Equity	Common Stock, $0.01 par value, issuable to selling stockholders upon exercise of outstanding warrants	(9)	457(a)	62,500	11.42	713,750.00	0.0001381	98.57
Fees to be Paid	Equity	Common Stock, $0.01 par value, issuable to selling stockholders upon exercise of warrants to be issued to selling stockholders	(10)	457(a)	5,196,643	11.42	59,345,663.06	0.0001381	8,195.64
Fees to be Paid	Equity	Common Stock, $0.01 par value, to be issued to selling stockholders	(11)	457(a)	138,836	$11.42	$1,585,507.12	0.0001381	$218.96

Total Offering Amounts:							$172,785,228.10		23,861.65
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$23,861.65

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Offering Note(s)

(1)	The proposed maximum offering price per unit has been estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act of 1933, as amended, based solely on a third-party valuation in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended.
(2)	The proposed maximum offering price per unit has been estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act of 1933, as amended, based solely on a third-party valuation in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended.
(3)	The proposed maximum offering price per unit has been estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act of 1933, as amended, based solely on a third-party valuation in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended.
(4)	The proposed maximum offering price per unit has been estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act of 1933, as amended, based solely on a third-party valuation in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended.
(5)	The proposed maximum offering price per unit has been estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act of 1933, as amended, based solely on a third-party valuation in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended.
(6)	The proposed maximum offering price per unit has been estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act of 1933, as amended, based solely on a third-party valuation in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended.
(7)	The proposed maximum offering price per unit has been estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act of 1933, as amended, based solely on a third-party valuation in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended.
(8)	The proposed maximum offering price per unit has been estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act of 1933, as amended, based solely on a third-party valuation in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended.
(9)	The proposed maximum offering price per unit has been estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act of 1933, as amended, based solely on a third-party valuation in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended.
(10)	The proposed maximum offering price per unit has been estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act of 1933, as amended, based solely on a third-party valuation in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended.
(11)	The proposed maximum offering price per unit has been estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act of 1933, as amended, based solely on a third-party valuation in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended.